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                                                                    EXHIBIT 3.30

                                  BY-LAW NO. 1

                       A BY-LAW RELATING GENERALLY TO THE
                       TRANSACTION OF THE BUSINESS AFFAIRS

                                       OF

                      NORTH AMERICAN SITE DEVELOPMENT LTD.
                      ------------------------------------

                                    CONTENTS
                                    --------
                     One          - Interpretation
                     Two          - Business of the Corporation
                     Three        - Borrowing and Securities
                     Four         - Directors
                     Five         - Committees
                     Six          - Officers
                     Seven        - Protection of Directors, Officers and others
                     Eight        - Shares
                     Nine         - Restriction on Transfer of Shares
                     Ten          - Dividends and Rights
                     Eleven       - Meetings of Shareholders
                     Twelve       - Notices
                     Thirteen     - Effective Date

          BE IT ENACTED as a By-Law of the Corporation as follows:

                                   Section One
                                   -----------

                                 INTERPRETATION

1.01 Definitions - In the By-Laws of the Corporation, unless the context otherwise requires:

          "Act" means Business Corporations Act Alberta, and any statute that may be substituted therefor, as from time to time amended;

          "Appoint" includes "elect" and vice versa;

          "Articles" means the original or restated Articles of Incorporation, Articles of Amendment, Articles of

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                                      - 2 -

          Amalgamation, Articles of Continuance, Articles of Reorganization, Articles of Arrangement, Articles of Dissolution, and Articles of Revival and includes an amendment to any of them;

          "Board" means the Board of Directors of the Corporation;

          "By-Laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

          "Certificate" means the Certificate of Incorporation, continuance or amalgamation of the corporation issued by the Registrar of Corporations;

          "Corporation" means a body corporate incorporated or continued under this Act and not discontinued under this Act;

          "meeting of shareholders" means an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

          "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in The Interpretation Act (Alberta);

          "recorded address" means, in the case of a shareholder, his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation; and in the event that mail sent to a director, officer, auditor or member of a committee of the Board is returned to the Corporation, the deemed recorded address of that person shall be the registered office of the corporation;

          "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section
          2.04 or by a resolution passed pursuant thereto;

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                                      - 3 -

save as aforesaid, words and expressions defined in the Act have the same meaning when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                   Section Two
                                   -----------

                           BUSINESS OF THE CORPORATION

2.01 Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at 1400 Principal Plaza, 10303 Jasper Avenue, in the City of Edmonton, in the Province of Alberta, or at such other location in the City of Edmonton as the Board may from time to time determine.

2.02 Financial Year - The financial year of the Corporation shall be decided by the Board of Directors from time to time.

2.03 Execution of Instruments - Unless otherwise created by By-Law or determined by resolution of the Board, deeds, transfers, assignments, contracts, obligations, certificates or other instruments may be signed on behalf of the Corporation by the President, Managing Director, or by any two signing offices. In addition, the Board may from time to time direct the manner in which any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04 Banking Arrangements - The banking business of the Corporation, including without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

2.05 Voting Rights in other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such

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                                      - 4 -

proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                 Section Three
                                 -------------

                            BORROWING AND SECURITIES

3.01 Borrowing Power - without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time in its' discretion:

          (a) raise or borrow money for the purpose of the Corporation's business and may secure the repayment of the same by mortgage or charge upon the undertaking and the whole or any part of the assets and property of the Corporation (present and future) including its unissued capital, and may issue bonds, debentures, or debenture stock payable to bearer or otherwise, guarantee the indebtedness of others, subject to S. 42 of the Act, give and grant securities under The Bank Act and generally raise or borrow money for the purposes of the Corporation, secured or charged upon the whole or any part of the assets and properties of the Corporation, or otherwise as may be advisable or necessary in the interests there of;

          (b) any bonds, debentures, debenture stock or other securities, issued or to be issued by the Corporation, shall be under the control of the Board, which may issue them assignable free from any equities between the Corporation and the person to whom the same may be issued upon such terms and conditions and in such manner and for such considerations as it shall consider to be for the benefit of the Corporation;

          (c) any bonds, debentures, debenture stock or other securities, may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawing, conversion or otherwise;

          (d) if the Board, or any member or members thereof, or any other person, shall become personally liable for the payment of any sum, primarily due from the Corporation, the Board may execute or cause to be exe-

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                                      - 5 -

          cuted any mortgage, charge or security over or affecting the whole or any part of the assets of members thereof or persons so becoming liable as aforesaid, from any loss in respect of such liability;

          (e) the Corporation shall comply with the requirements of applicable statutes in respect of filing or registering such mortgages and charges as are herein mentioned, and, where necessary, the Corporation shall keep a register of mortgages as required by the statutes.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation - The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by Section 3.01 to such an extent and in such manner as the Board shall determine at the time of each such delegation except the powers to any thing referred to in S.11O(3) of the Act.

                                  Section Four
                                  ------------

                                    DIRECTORS

4.01 Number of Directors and Quorum - Until changed in accordance with the provisions hereinafter provided, the Board shall consist of at least one or more as shall be determined by the Shareholders from time to time. Subject to Section 4.09, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the minimum number of directors or such greater number of directors as the Board may from time to time determine. The shareholders of the Corporation may amend the articles to increase or to decrease the number of directors, or the minimum or maximum number of directors, but no decrease shall shorten the term of an incumbent director.

4.02 Removal of Directors - The shareholders may by ordinary resolution passed at a meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.03 Vacation of Office - A director ceases to hold office when: he dies, he is removed from office by the shareholders,

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                                      - 6 -

he ceases to be qualified for election as a director, or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

4.04 Vacancies - If the number of directors is increased, the resulting vacancy shall be filled at a meeting of the shareholders duly called for that purpose. Subject to the provisions of the Act, if a vacancy should otherwise occur in the Board, the remaining directors if constituting a quorum may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum, the remaining directors shall forthwith call a meeting of the shareholders to fill the vacancy.

4.05 Action by the Board - Subject to any unanimous shareholder agreement, the Board shall manage the business and affairs of the Corporation. Subject to Sections 4.06 and 4.07, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board and the Resolution shall be as valid and effectual as if it had been passed at the meeting of the Board duly called and constituted and shall be entered in the minute book of the Company accordingly, and shall be held to relate back to any date therein stated to be the date thereof and the sole director may also signify his assent to such resolution or resolutions by telegram or cable. Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute the meeting.

4.06 Albertan Majority - The Board shall not transact business at a meeting, other than filling a vacancy in the Board, unless at least half of the directors present are resident Albertans, except where:

          (a) a resident Albertan director who is unable to be present approves in writing or by telephone or other communications facilities the business at the meeting; and

          (b) the number of resident Albertan directors present at the meeting together with any resident Albertan director who gives his approval under Clause (a) totals at least half of the directors present at the meeting.

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4.07      Meetings by Telephone - If all the directors consent, a director may participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board held while a director holds office.

4.08 Places of Meetings - Meetings of the Board may be held at any place in or outside Alberta.

4.09 Calling of Meetings - Meetings of the Board shall be held from time to time and at such place as the Board, the Chairman of the Board, the managing director, the president or any two directors may determine.

4.10 Notice of Meeting - Notice of the time and place of each meeting of the Board shall be given in the manner provided by Section 246 of the Act to each director not less than 24 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except as hereinafter provided in this
Section 4.10. The Act requires such a notice to specify the purpose of or the business to be transacted at a meeting where there are proposals to:

          (a) submit to the shareholders any question or matter requiring approval of the shareholders;

          (b) fill a vacancy among the directors or in the office of the auditor;

          (c) issue securities except in the manner and on the terms authorized by the directors;

          (d)  declare dividends;

          (e) purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

          (f)  pay a commission referred to in Setion 39 of the Act;

          (g)  approve a management proxy circular referred to in Part 12;

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                                      - 8 -

          (h) approve any annual financial statements referred to in Section 149 or;

          (i)  adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to a meeting of the Board.

4.11 Adjourned Meeting - Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.12 Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.13 Chairman - The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, managing director, president or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman

4.14 Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question.

4.15 Conflict of Interest - A director shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 115 of the Act.

4.16 Remuneration and Expenses - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

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                                  Section Five
                                  ------------

                                   COMMITTEES

5.01 Committees of Directors - The Board may appoint from their number a managing director who is a resident Albertan or a committee or committees of directors, however designated, and delegate to such managing director or committee or committees any powers of the Board except powers relating to matters referred to in Section llO(3) of the Act. At least half of the members of such committees shall be resident Albertans.

5.02 Transaction of Business - Subject to the provisions of Section 4.10 the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Alberta

5.03 Advisory Committees - The Board may from time to time appoint advisory committees as it may deem advisable, but the functions of such committees shall be advisory only. If the Corporation is a distributing corporation the Board shall elect annually from among its number an audit committee to be composed of not fewer than three (3) directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. An audit committee shall review the financial statements of the Corporation before such financial statements are approved by the directors.

5.04 Procedure - Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                                   Section Six
                                   -----------

                                    OFFICERS

6.01 Appointment - Subject to any unanimous shareholder agreement, the Board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this By-Law

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and subject to the provisions of Section 5.01 hereof, delegate to such officer powers to manage the business and affairs of the Corporation. Subject to Sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02 Chairman of the Board - The Board may from time to time also appoint a Chairman of the Board who shall be a director. If appointed, the Board may assign to him any of his powers and duties that are by any provisions of this By-Law assigned to the managing director or to the president; and he shall, subject to the provisions of Section 5.01 hereof, have such other powers and duties as the Board may specify. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.03 Managing Director - The Board may from time to time appoint a managing director who shall be a resident Albertan and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the Board may specify, except that the Board may not delegate to a managing director those matters referred to in
Section 110(3) of the Act. During the absence or the disability of the president or, if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President - If appointed, the President shall be the chief operating officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the Board may specify, and without limitation of the foregoing:

          (a) he shall have general superintendence and direction of all the other officers of the Corporation;

          (b) he shall submit the Annual Report of the Board, if any, and the Annual Balance Sheets and Financial Statements of the business and affairs and reports on the financial position of the Corporation and any further information respecting the financial position of the Corporation and the results of its operations required by the articles, by-laws or any unanimous shareholder agreement to the annual meeting and from time to time he shall report to the Board all matters within his knowledge which the interest of the Corporation requires to be brought to their attention;

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          (c)  he shall be ex-officio a member of all standing committees.

During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05 Vice-President - A vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

6.06 Secretary - The secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose, minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments be longing to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

6.07 Treasurer - The treasurer shall keep proper accounting records at the registered office of the Corporation, or at the records office of the Corporation if a separate records office has been designated, and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

6.08 Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the chief executive officer may specify.

6.09 Variation of Powers and Duties - The Board may from time to time vary, add to or limit the powers and duties of any officer, provided however, that the Board may not delegate those matters referred to in Section llO(3) of the Act.

6.10      Term of Office - The Board, in its discretion, may

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                                     - 12 -

remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the Board shall hold office until his successor is appointed.

6.11 Term of of Employment and Remuneration - The terms of employment and the remuneration of officers appointed by the Board shall be settled by it from time to time.

6.12 Conflict of Interest - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 115 of the Act.

6.13 Agents and Attorneys - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit. Any such appointment may (if the Board thinks fit) be made in favour of the members or any of the members of any committee established as aforesaid, or in favour of any corporation or of the members, directors, nominees or managers of any corporation or firm, or otherwise in favour of any fluctuating bodies of persons, whether nominated directly or indirectly by the Board. Any such Power of Attorney may contain such powers for the protection or convenience of persons dealing with such attorneys as the Board may think fit.

                                  Section Seven
                                  -------------

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Insurance - The Corporation may purchase and maintain such insurance as the Board may from time to time determine for the benefit and director of its officers and directors in their capacity acting as directors and officers of the Corporation, or as directors and officers of other bodies corporate, except when the liability relates to the failure of a director or officer to act honestly and in good faith with a view to the best interests of the Corporation.

                                  Section Eight
                                  -------------

                                     SHARES

8.01 Allotment - unless otherwise stated in the Articles or unanimous shareholders' agreement, the Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such

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                                     - 13 -

times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.02 Commissions - The Board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 Registration of Transfer - No transfer of shares shall be registered in the securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or success or duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with the restriction on transfer referred to in Section
8.03 and upon satisfaction of any lien refered to in Section 8.06. Entry of the transfer of any share in the register, including any branch register, shall, for all purposes, constitute a complete and valid transfer and no transfer of any share shall be valid unless entered in the register or such branch register. All instruments of transfer which are registered shall be retained by the Corporation, but any instrument of transfer which the Board may decline to register shall on demand be referred to the person depositing the same.

8.04 Transfer Agents and Registrars - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate such appointment.

8.05 Lien for Indebtedness - In the event that the Articles or unanimous shareholders agreement so provide, the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the corporation and such lien shall extend to all dividends from time to time declared in respect of such shares, and such lien may be enforced by the sale of the shares thereby affected (provided that such sale shall be subject to the restrictions on the transferability of shares) or by any other action, suit, remedy or proceeding authorized or

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                                     - 14 -

permitted by law or by equity and, pending such enforcement the Board may refuse to register a transfer of the whole or any part of such shares. Unless otherwise agreed in writing by the transferee, the voluntary registration of a transfer of shares shall operate as a waiver of the Corporation's Lien (if any) upon such shares. Unless otherwise provided by a unanimous shareholder agreement, no sale shall be made of any shares subject to a lien as aforesaid until such time as the debt, liability or engagement ought to be paid, discharged or fulfilled, and until a demand and notice in writing stating the amount due, and demanding payment, and giving notice of intention to sell in default shall have been served on such shareholder or the person, if any, entitled to the share in consequence of death or bankruptcy of the said shareholder, and default shall have been made by him or them in payment or discharge of such debt, liability or engagement for seven (7) days after such notice. Upon any sale made by the Board of any shares to satisfy the lien of the Corporation, the proceeds shall there upon be applied: (firstly) in payment of all costs of such sale, (secondly) in satisfaction of the debts or obligations of the shareholder and (thirdly) the residue (if any) shall be paid to the shareholder or as he shall direct. Upon any such sale the Board may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after his name has been entered in the register, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the same shall be in damages only against the Corporation exclusively.

8.06 Non-recognition of Trusts - The Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate. The receipt by any shareholder in whose name a share stands on the books of the Corporation of any dividend or money payable in respect of such share shall be a valid and binding discharge to the Corporation for any such dividend or money paid, and the Corporation shall not be bound to see to the application of the money paid on such receipt.

8.07 Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledg-

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                                     - 15 -

ment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with Section
2.04 and need not be under the corporate seal, provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless counter-signed by or on behalf of such transfer agent and/or registrar. A Security Certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a Registrar, Transfer Agent or Branch Transfer Agent of the Corporation, or by a Trustee who certifies that in accordance with the Trust Indenture, and additional signatures required on a Security Certificate may be printed or otherwise mechanically reproduced on it, and every such mechanical reproduced signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of the certificate. A certificate for shares shall be prima facie evidence of the title of the shareholder to the shares therein designated.

8.08 Replacement of Share Certificates - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $30.00 and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.09 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share. Joint holders of any shares shall be liable severally as well as jointly in respect of all payments required to be made in respect of liens upon such shares.

8.10 Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents. The executors or administrators of a deceased shareholder (not being one of several joint holders) shall be the only person recognized by the Corporation as having any title to the shares registered in the name of such shareholder, but nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability in respect of any share held by him jointly with any other person or persons. Any person becoming entitled to shares in consequence of the death, bankruptcy, or insolvency of any shareholder (herein referred to as the person entitled to transmission) shall within three (3) months of becoming so entitled, produce to the Corporation such evidence as may be reasonably required by the directors to prove his title (including, in the case of death, Probate or Letters of Administration or Scotch confirmation, or a certified copy thereof, and evidence satisfactory to the Board of payment and discharge of all liabilities or obligation as to succession duties, inheritance or other similar tax) and declare in writing his election, either to be himself registered as a shareholder, or to have some other person named by him, registered as a shareholder. If any person entitled to any shares by transmission shall give the required proof of his title and shall declare his election to be himself registered as a shareholder, the Board may forthwith place his name on the Register in respect of the said shares; and if such person as aforesaid shall give the required proof, and nominate another person to be registered, the person so nominated shall execute a transfer and the name of the transferee may forthwith be placed on the register in respect of the said shares. The guardians of an infant shareholder and the committee of a lunatic shareholder may, upon producing to the Board such evidence of their position as may be reasonably required, be placed upon the register in respect of the shares held by such infant or lunatic shareholder as the case may be. Until any person becoming entitled to shares by transmission shall have complied with the terms of this
Section 8.10, the Corporation may retain any dividend or bonus declared upon such shares and shall not be bound to recognize title of the person claiming under such transmission, and if such persons so becoming entitled to any partly paid shares shall not have complied with the terms of this Section 8.10 for a period of three (3) months from the time of becoming entitled, the Board may cause to be served on him a notice requiring him to comply with the said terms within a period of not less than one (1) month from the date of such notice, and stating that if he does not comply with the requirements of the said notice, the Shares in respect of which the notice is given will be liable to forfeiture; and if the person on whom such notice has been served shall not comply with the requirements thereof within the time therein named, the shares in respect of which the said notice has been given shall be liable to be forfeited by resolution of the Board passed at any time before the requirements of the said notice shall have been complied with. The Board shall have the right to refuse to register the person entitled to any shares by reason of the death, bankruptcy, insolvency, lunacy or infancy of any shareholder or his nominee as if he were the transferee named in an ordinary transfer presented for registration.

                                  Section Nine
                                  ------------

                        RESTRICTION ON TRANSFER OF SHARES

9.01 Prohibition - No shares shall be sold, transferred, assigned, pledged or hypothecated by a shareholder without the unanimous consent of the directors.

9.02      Transfer to Affiliates - Notwithstanding the provisions of
Section 9.01, a Shareholder may transfer any of its shares to its affiliate or to a body corporate which is controlled by the shareholder transferring the shares.

                                   Section Ten
                                   -----------

                              DIVIDENDS AND RIGHTS

10.01 Dividends - The Board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation, except that the Corporation shall not declare or pay a dividend if there are reasonable grounds for believing that:

          (a) the corporation is, or would after the payment be unable to pay its liabilities as they become due; or

          (b) the realizable value of the Corporation's assets would thereby be less than the aggregate of it's liabilities and stated capital of all classes.

Dividends may be paid out of profits of the Corporation and may be paid in money or property or by issuing fully paid shares of the Corporation, or by credit to a shareholders loan account. Where any difficulty arises in regard to the distribution of dividends, the Board may settle the same as it thinks expedient, and may fix the value of any property or specific assets or property in trustees upon such trust for the persons entitled to the dividends as may seem expedient to the Board. The Board may from time to time pay to the shareholders such interim dividends as appear to the Board to be justified by the profits of the Corporation. No dividend shall bear interest as against the Corporation. The Board may set aside out of the profits of the corporation such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting contingencies or for any other purpose to which the profits of the Corporation may be properly applied, and pending such application, such reserves may, at the discretion of the Board, either be employed in the business of the Corporation, or be invested in such investments as the Board may from time to time think fit.

10.02 Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.03 Non-Receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corpration shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidences of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

10.04 Unclaimed Dividends - Any dividend unclaimed after a period of two (2) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                 Section Eleven
                                 --------------

                            MEETINGS OF SHAREHOLDERS

11.01 Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to 11.03, at such place as the Board, the chairman of the Board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports referred to in Section 6.04 hereof to be placed before the business as may properly be brought before the meeting.

11.02 Special Meetings - The Board, the chairman of the board, the managing director, the president, or any two directors shall have power to call a special meeting of shareholders at any time.

11.03 Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine, at some other place in Alberta or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Alberta.

11.04 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in the Act not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasonable judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

11.05 List of shareholders Entitled to Notice - For every meeting of shareholders, the Corporation, if it has more than fifteen (15) shareholders entitled to vote at a meeting of shareholders, shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder which are entitled to be voted at the meeting. If a record date for the meeting is fixed pursuant to Section 11.06, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day in which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

11.06 Record Date for Notice - The Board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting. If no record date is so fixed, the record date for determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or if no notice is sent the day on which the meeting is held, and the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote, shall be at the close of business on the day on which the directors pass the resolution relating to that purpose.

11.07 Meetings without Notice - A meeting of shareholders may be held without notice at any time and place determined in accordance with Section 11.03:

          (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and

          (b) if the directors and the auditors (if not dispensed with under Section 157 of the Act) are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Alberta, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

11.08 Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with consent of the meeting.

11.09 Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

11.10 Quorum - A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or duly appointed proxy for an absent shareholder so entitled. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

11.11 Right to Vote - At any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 11.05, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has a fixed record date in respect of such meeting pursuant to Section 11.06 to the extent that such person has transferred any of his shares after such record date and the transferee, upon procuring properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands, not later than 10 days before the meeting, that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall been titled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting. Each share of the Corporation carrying the right to vote, entitles the holder thereof to one vote at a meeting of shareholders. If a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation, and any individual so authoriz-ed may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

11.12 Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Every instrument appointing a proxy, whether for a specified meeting or otherwise shall as nearly as circumstances permit be in the following form:

          "I ________________ of __________________ being a shareholder in
          ________________ hereby appoint my proxy to vote for me and on my behalf at the annual (or special as the case may be) meeting of the Corporation to be held on the _____________ day of __________, A.D. 19____, and at every adjournment there of and at every poll, which may take place in consequence thereof.

          AS WITNESS my hand this __ day of ________________, A.D. 19__."

11.13 Time for Deposit of Proxies - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, only if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

11.14 Joint shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in peson or represented by proxy and intend to vote, the person whose name first appears on the securities register in respect of the jointly held shares shall vote the shares.

11.15 Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question.

11.16 Show of Hands - Any questions at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a queston, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

11.17 Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to one vote for each share so held, and the results of the ballot so taken shall be the decision of the shareholders upon the said question.

11.18 Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

11.19 Resolution in Writing - Subject to the provisions hereinafter contained in this Section 11.19, a resolution in signed by all the shareholders entitled to vote on that resolution at any meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders. A resolution dealing with all matters required by the Act to be dealt with at a meeting of the shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of this Act relating to the meetings of shareholders.

11.20 Participation in Meeting by Telephone - A shareholder or other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

                                 Section Twelve
                                 --------------

                                     NOTICES

12.01 Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been received by him at the time it would have been delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice of document at that time or at all, or unless there is a consent in writing of the person entitled to receive notice to abridge the time, and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delvered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

12.02 Notice to Joint Shareholders - If two or more persons are registered as joint holder of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03 Computation of time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.04     Undelivered Notices - If any notice given to a shareholder pursuant to
Section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the corporation in writing of his new address.

12.05 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06 Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07 Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations there-under, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except that a waiver of notice of a meeting of shareholders or of the Board may be given in any manner.

                                Section Thirteen
                                ----------------

                                 EFFECTIVE DATE

13.01 Effective Date - This by-law shall come into force when confirmed by the shareholders in accordance with the Act.

          ENACTED by the Board the 27 day of May A.D. 1982.


/s/ [Illegible]                           /s/ [Illegible]
--------------------------------------    --------------------------------------
PRESIDENT                                 SECRETARY

          CONFIRMED by the shareholders in accordance with the Act the 27 day of May A.D. 1982.


                                          /s/ [Illegible]
                                          --------------------------------------
                                          SECRETARY

                                  BY-LAW NO. 2
                                  ------------

                A BY-LAW RESPECTING BORROWING BY THE CORPORATION
                ------------------------------------------------

The Directors of the Corporation may from time to time:

(a)  Borrow money upon the credit of the Corporation;

(b)  Limit or increase the amount to be borrowed;

(c)  Guarantee the indebtedness of others;

(d) Issue bonds, debentures, debenture stock or other securities of the Corporation in such amounts and upon such terms and pledge or sell the same for such sums and at such prices as the directors may deem expedient, but no invitation shall be extended to the public to subscribe for any such securities;

(e) Secure any such bonds, debentures, debenture stock or other securities or any other present or future borrowing or liability of the Corporation, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequent acquired real and personal property, movable and immovable, property of the Corporation, and the undertaking and rights of the Corporation;

(f) Delegate to such one or more of the officers and directors of the Corporation as may be designated by the foregoing clauses of this by-law to such extent and in such manner as the directors shall determine at the time of each such delegation;

(g) Give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Corporation and to secure any such director or other person against loss by giving him, by way of security, a mortgage or charge upon all of any currently owned or subsequently acquired real and personal, movable or immovable property, undertaking, and rights of the Corporation.

DATED this 27 day of May, A.D. 1982.


                                        /s/ Roger Gouin
                                        ----------------------------------------
                                        ROGER GOUIN


                                        /s/ Martin Gouin
                                        ----------------------------------------
                                        MARTIN GOUIN

                          THE BUSINESS CORPORATIONS ACT
                          -----------------------------
                                   (ALBERTA)

                                   MEMORANDUM
                                   ----------

          The Business Corporations Act ("BCA") contains many rules and regulations, which govern the business and affairs of the Corporation. The purpose of this memorandum is to categorize and reproduce certain of those provisions for the convenience of reference only.

          THE USER OF THIS MEMORANDUM IS CAUTIONED THAT:

     (a) The BCA may be amended subsequent to the date of preparation of this memorandum; and

     (b) The articles of incorporation, the general by-laws, and the unanimous shareholder agreement (if any) may contain provisions which are relevant to any matter under consideration.

Therefore, in any particular transaction involving the Corporation, reference should be made to a copy of the BCA, the articles of incorporation, the by-laws of the Corporation and, if applicable, the unanimous shareholder agreement.

                                      INDEX
                                      -----

Subject                             Section of BCA           Memorandum Page No.
--------------------------   -----------------------------   -------------------

Directors
---------

Ceasing to Hold Office       103                                      12
Conflict of Interest         115                                      18
Duty of Care                 117                                      22

                                                                    July 1, 1983

                                       2.

Subject                                   BCA                      Page No.
--------------------------   -----------------------------   -------------------

Directors cont.
---------------
Election and Term            101(3), (4), (5), (6), (7),              11
                             (8), (9)
Indemnification              119                                      23
Number                       97(2)                                     8
Powers - General             97(1)                                     8
         Borrowing           98.1                                      8
Qualifications               100                                       9
Removal                      104                                      12
Remuneration                 120                                      24
Rights upon Resignation or
 Removal                     105(2), (3), (4)                         13
Vacancies                    106(1), (2), (3), (4), (5)               14

Meetings of Directors
---------------------
Adjournment                  109(7)                                   16
Notice                       109(5), 110(3)                           16&17
Participation by Telephone   109(9)                                   17
Place                        109(1)                                   15
Quorum                       109(2)                                   15
Residence Requirements       1(t), 109(3), (4)                        3&15
Resolution in Lieu of
 Meeting                     112(1)                                   18
Single Director Meeting      l09(8)                                   16
Waiver of Notice             109(6)                                   16

Meetings of Shareholders
------------------------
Adjournment                  129(4), (5)                              28
Annual and Special
 Meetings                    127                                      26
Notice of Business           129(6), (7)                              29
Notice of Meetings           129(1), (2), (3)                         28
Participation by Telephone   126(3)                                   25
Place                        126(1), (2), (4)                         25
Proxies                      142                                      33
Quorum                       133                                      31
Record Date for Meeting      128(2), (3), (4)                         27
Resolution in Lieu of
 Meeting                     136(1), (2)                              33
Right to Vote                134                                      32
Shareholders List            132(1), (2), (3)                         29

                                                                    July 1, 1983

                                       3.

Section of Subject                      Memorandum BCA              Page No.
------------------------------   ---------------------------   -----------------

Meetings of Shareholders cont.
------------------------------
Voting Procedure                 135                                   32
Waiver of Notice                 130                                   29

Notices
-------
To Corporation                   247                                   35
To Directors and
 Shareholders                    246                                   34
Waiver of Notice                 248                                   36

Officers
--------
Appointment                      116                                   21
Conflict of Interest             115                                   18
Duty of Care                     117                                   22
Indemnification                  119                                   23

Seal                             23                                     4
----
Shares
------
Issuance                         25                                     4
Restrictions                     45(8), (9)                             6
Security Certificates            45(1), (3), (4), (7), (10),            5&7
                                 (11)

                    SECTIONS OF THE BUSINESS CORPORATIONS ACT
                    -----------------------------------------

 Meetings of Directors - Residence Requirements
 ----------------------------------------------

"1. (t) 'resident Albertan' means an individual who is ordinarily resident in Alberta or, if not ordinarily resident in Alberta, is a member of a prescribed class of persons and, in any case,

          (i)  is a Canadian citizen, or

          (ii) has been lawfully admitted to Canada for permanent residence;

                                                                    July 1, 1983

                                       4.

Seal
----

23. (1) A corporation may adopt and change a corporate seal that shall contain the name of the corporation.

     (2) A document executed on behalf of a corporation by a director, an officer or an agent of the corporation, is not invalid only because the corporate seal is not affixed to the document.

     (3) Share certificates of a corporation may be issued under its corporate seal or a facsimile of that corporate seal.

     (4) A document requiring authentication by a corporation may be signed by a director or the secretary or other authorized officer of the corporation and need not be under its corporate seal.

     (5) A corporation may adopt a facsimile of its corporate seal for use in any other jurisdiction outside Alberta that complies with the laws of the jurisdiction.

Shares - Issuance
-----------------

25. (1) Subject to the articles, the by-laws and any unanimous shareholder agreement and to section 28, shares may be issued at the times and to the persons and for the consideration that the directors determine.

     (2) Shares issued by a corporation are non-assessable and the holders are not liable to the corporation or to its creditors in respect of those shares.

     (3) A share shall not be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value that the fair equivalent of the money that the corporation would have received if the share had been issued for money.

                                                                    July 1, 1983

                                       5.

     (4) In determining whether property or past service is the fair equivalent of a money consideration, the directors may take into account reasonable charges and expenses of organization and reorganization and payments for property and past services reasonably expected to benefit the corporation.

     (5) For the purposes of this section, "property" does not include a promissory note or promise to pay given by the allottee.

Shares - Security Certificates
------------------------------

45. (1) A security holder is entitled at his option to a security certificate that complies with this Act or a non-transferable written acknowledgment of his right to obtain a security certificate from a corporation in respect of the securities of that corporation held by him.

     (3) A corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all.

     (4) A security certificate shall be signed manually by at least one director or officer of the corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced on it.

     (7) There shall be stated on the face of each share certificate issued by a corporation:

     (a)  the name of the corporation

     (b)  the words "Incorporated under The Business Corporations Act"

                                                                    July 1, 1983

                                       6.

     (c)  the name of the person to whom it was issued, and

     (d) the number and class of shares and the designation of any series that the certificate represents.

Shares - Restrictions
---------------------

     (8) If a security certificate issued by a corporation or by a body corporate before the body corporate was continued under this Act is or becomes subject to:

     (a) a restriction on its transfer other than a constraint under section 168, or

     (b)  a lien in favour of the corporation,

the restriction or lien is ineffective against a transferee of the security who has no actual knowledge of it unless:

     (c) it or a reference to it is noted conspicuously on the security certificate

     (d) the security certificate contains a conspicuous statement that it is non-negotiable, or

     (e)  the transferee is not

          (i)  a bona fide purchaser, or

          (ii) a purchaser against whom the owner of the security may not assert the ineffectiveness of an endorsement under section 64.

                                                                    July 1, 1983

                                       7.

     (9) A distributing corporation shall not restrict the transfer of its shares except by way of a constraint permitted under section 168.

Shares - Security Certificates
------------------------------

     (10) There shall be stated legibly on a share certificate issued by a corporation that is authorized to issue shares of more than one class or series:

     (a) the rights, privileges, restrictions and conditions attached to the shares of each class and series that exists when the share certificate is issued, or

     (b) that the class or series of shares that it represents has rights, privileges, restrictions or conditions attached to it and that the corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of:

          (i) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as they have been fixed by the directors, and

          (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

     (11) If a share certificate issued by a corporation contains the statement mentioned in subsection (10)(b), the corporation shall furnish to a shareholder on demand and without charge a full copy of the text of:

     (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as they have been fixed by the directors, and

                                                                    July 1, 1983

                                       8.

     (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Directors - General Powers
--------------------------

97. (1) Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of a corporation.

Directors - Number
------------------

     (2) A corporation shall have one or more directors but a distributing corporation shall have not fewer than 3 directors, at least 2 of whom are not officers or employees of the corrporation or its affiliates.

Directors - Borrowing Powers
----------------------------

98.1 (1) Unless the articles or by-laws of, or a unanimous shareholder agreement relating to, a corporation otherwise provided, the directors of a corporation may without authorization of the shareholders:

     (a)  borrow money on the credit of the corporation,

     (b)  issue, reissue, sell or pledge debt obligations of the corporation,

     (c) subject to section 42, give a guarantee on behalf of the corporation to secure performance of an obligation of any person, and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

                                                                    July 1, 1983

                                       9.

     (2) Notwithstanding sections 11O(3) and 116(a) unless the articles or by-laws of or a unanimous shareholder agreement relating to a corporation otherwise provide, the directors may, by resolution, delegate the powers referred to in subsection (1) to a director, a committee of directors or an officer.

Directors - Qualifications
--------------------------

100. (1) The following persons are disqualified from being a director of a corporation:

     (a)  anyone who is less than 18 years of age;

     (b)  anyone who:

          (i) is a dependent adult as defined in The Dependent Adults Act or is the subject of a certificate of incapacity under that Act,

          (ii)  is a formal patient as defined in The Mental Health Act, 1972,

          (iii) is the subject of an order under The Mentally Incapacitated Persons Act appointing a committee of his person or estate or both, or

          (iv) has been found to be a person of unsound mind by a court elsewhere than in Alberta.

     (c)  a person who is not an individual;

     (d)  a person who has the status of bankrupt.

     (2) Unless the articles otherwise provide, a director of a corporation is not required to hold shares issued by the corporation.

                                                                    July 1, 1983

                                      10.

     (3) At least half of the directors of a corporation must be resident Albertans.

     (4) Notwithstanding subsection (3), not more than 1/3 of the directors of a holding corporation need be resident Albertans if the holding corporation earns in Alberta, directly or through its subsidiaries, less than 5% of the gross revenues of the holding corporation and all of its subsidiary bodies corporate together as shown in:

     (a) the most recent consolidated financial statements of the holding corporation referred to in section 151, or

     (b) the most recent financial statements of the holding corporation and its subsidiary bodies corporate as at the end of the last completed financial period of the holding corporation.

     (5) A person who is elected or appointed a director is not a director unless:

     (a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

     (b)  if he was not present at the meeting when he was elected or appointed:

          (i) he consented to act as a director in writing before his election or appointment or within 10 days after it, or

          (ii) he has acted as a director pursuant to the election or appointment.

     (6) For the purpose of subsection (5), a person who is elected or appointed as a director and refuses under subsection (5)(a) or fails to consent or act under subsection (5)(b) shall be deemed not to have been elected or appointed as a director.

                                                                    July 1, 1983

                                      11.

Directors - Election and Term
-----------------------------

101. (3) Subject to subsection (9)(a) and section 102, shareholders of a corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the 3rd annual meeting of shareholders following the election.

     (4) If the articles so provide, the directors may, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the corporation.

     (5) It is not necessary that all directors elected at a meeting of shareholders hold office for the same term.

     (6) A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election.

     (7) Notwithstanding subsections (2), (3) and (6), if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.

     (8) If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles by reason of the disqualification or death of any candidate, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

     (9) The articles or a unanimous shareholder agreement may provide for the election or appointment of a director or directors:

                                                                    July 1, 1983

                                      12.

     (a) for terms expiring not later than the close of the 3rd annual meeting of shareholders following the election, and

     (b) by creditors or employees of the corporation or by a class or classes of those creditors or employees.

Directors - Ceasing to Hold Office
----------------------------------

103. (1)  A director of a corporation ceases to hold office when

     (a)  he dies or resigns,

     (b)  he is removed in accordance with section 104, or

     (c)  he becomes disqualified under section 1OO(1).

     (2) A resignation of a director becomes effective at the time a written resignation is sent to the corporation, or at the time specified in the resignation, whichever is later.

Directors - Removal
-------------------

104. (1) Subject to section 102(g) or a unanimous shareholder agreement, the shareholders of a corporation may by ordinary resolution at a special meeting remove any director or directors from office.

     (2) If the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

     (3) Subject to section 102(b) to (e), a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed or, if not so filled, may be filled under section 106.

                                                                    July 1, 1983

                                      13.

     (4) A director elected or appointed under section 101(9) may be removed only by those persons having the power to elect or appoint that director.

Directors - Rights upon Resignation or Removal
----------------------------------------------

105. (2)  A director who

     (a)  resigns,

     (b) receives a notice or otherwise learns of a meeting of shareholders called for the purpose of removing him from office, or

     (c) receives a notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed or elected to fill the office of director, whether because of his resignation or removal or because his term of office has expired or is about to expire, is entitled to submit to the corporation a written statement giving the reasons for his resignation or the reasons why he opposes any proposed action or resolution.

     (3) A corporation shall forthwith send a copy of the statement referred to in subsection (2)

     (a) to every shareholder entitled to receive notice of any meeting referred to in subsection (1) and,

     (b)  if the corporation is a distributing corporation, to the Director unless the statement is included in or attached to a management proxy circular required by section 144.

                                                                    July 1, 1983

                                      14.

     (4) No corporation or person acting on its behalf incurs any liability by reason only of circulating a director's statement in compliance with subsection
(3).

Directors - Vacancies
---------------------

106. (1) Notwithstanding section 109(3), a quorum of directors may, subject to subsections (3) and (4), fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles.

     (2) If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

     (3) If the holders of any class or series of shares of a corporation or any other class of persons have an exclusive right to elect one or more directors and a vacancy occurs among those directors,

     (a) subject to subsection (4), the remaining directors elected by that class or series may fill the vacancy except a vacancy resulting from an increase in the number or minimum number of directors for that class or series or from a failure to elect the number or minimum number of directors for that class or series, or

     (b) if there are no such remaining directors, any holder of shares of that class or series or any member of that other class of persons, as the case may be, may call a meeting of those shareholders or those persons for the purpose of filling the vacancy.

     (4) The articles or a unanimous shareholder agreement may provide that a vacancy among the directors shall only be filled by:

                                                                    July 1, 1983

                                      15.

     (a)  a vote of the shareholders,

     (b) a vote of the holders of any class or series of shares having an exclusive right to elect one or more directors if the vacancy occurs among the directors elected by that class or series, or

     (c) the vote of any class of persons having an exclusive right to elect one or more directors if the vacancy occurs among the directors elected by that class of persons.

     (5) A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

Meetings of Directors - Place
-----------------------------

109. (1) Unless the articles otherwise provide, the directors may meet at any place and on any notice the by-laws require.

Meetings of Directors - Quorum
------------------------------

     (2) Subject to the articles or by-laws, a majority of the number of directors appointed constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Meetings of Directors - Residence Requirements
----------------------------------------------

     (3)  Directors, other than directors of a corporation referred to in section 100(4), shall not transact business at a meeting of directors unless at least half of the directors present are resident Albertans.

                                                                    July 1, 1983

                                      16.

     (4) Notwithstanding subsection (3), directors may transact business at a meeting of directors when less than half of the directors present are resident Albertans if:

     (a) a resident Albertan director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

     (b) the number of resident Albertan directors present at the meeting, together with any resident Albertan director who gives his approval under clause (a), totals at least half of the directors present at the meeting.

Meetings of Directors - Notice
------------------------------

     (5) A notice of a meeting of directors shall specify any matter referred to in section 110(3) that is to be dealt with at the meeting but, unless the by-laws otherwise provide, need not specify the purpose or the business to be transacted at the meeting.

Meetings of Directors - Waiver of Notice
----------------------------------------

     (6) A director may in any manner waive a notice of a meeting of directors, and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Meetings of Directors - Adjournment
-----------------------------------

     (7) Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

Meetings of Directors - Single Director Meeting
-----------------------------------------------

     (8) If a corporation has only one director, that director may constitute a meeting.

                                                                    July 1, 1983

                                      17.

Meetings of Directors - Participation by Telephone
--------------------------------------------------

     (9) A director may participate in a meeting of directors or of a committee of directors by means of telephone or other communication facilities, that permit all persons participating in the meeting to hear each other if

     (a)  the by-laws so provide, or

     (b)  subject to the by-laws, all the directors of the corporation consent,

and a director participating in a meeting by those means is deemed for the purposes of this Act to be present at that meeting.

Meetings of Directors - Notice
------------------------------

110. (3) Nowithstanding subsection (l), no managing director and no committee of directors has authority to

     (a) submit to the shareholders any question or matter requiring the approval of the shareholders,

     (b)  fill vacancy among the directors or in the office of auditor,

     (c) issue securities except in the manner and on the terms authorized by the directors,

     (d)  declare dividends,

     (e) purchase, redeem or otherwise acquire shares issued by the corporation, except in the manner and on the terms authorized by the directors,

                                                                    July 1, 1983

                                      18.

     (f)  pay a commission referred to in section 39,

     (g)  approve a management proxy circular referred to in Part 12,

     (h)  approve any financial statements referred to in section 149, or

     (i)  adopt, amend or repeal by-laws.

Meetings of Directors - Resolution in Lieu of Meeting
-----------------------------------------------------

112. (1) Subject to the articles, the by-laws or a unanimous shareholder agreement, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

Directors and Officers - Conflict of Interest
---------------------------------------------

115. (1)  A director or officer of a corporation who

     (a) is a party to a material contract or proposed material contract with the corporation, or

     (b) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the corporation,

shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest.

     (2) The disclosure required by subsection (1) shall be made, in the case of a director,

     (a)  at the meeting at which a proposed contract is first considered,

                                                                    July 1, 1983

                                       19.

     (b) if the director was not interested in a proposed contract at the time of the meeting referred to in clause (a), at the first meeting after he becomes so interested,

     (c) if the director becomes interested after a contract is made, at the first meeting after he becomes so interested, or

     (d) if a person who is interested in a contract later becomes a director, at the first meeting after he becomes a director.

     (3) The disclosure required by subsection (1) shall be made, in the case of an officer who is not a director,

     (a) forthwith after he becomes aware that the contract or proposed contract is to be considered or has been considered at a meeting of directors,

     (b) if the officer becomes interested after a contract is made forthwith after he becomes so interested, or

     (c) if a person who is interested in a contract later becomes an officer, forthwith after he becomes an officer.

     (4) If a material contract or proposed material contract is one that, in the ordinary course of the corporation's business, would not require approval by the directors or shareholders, a director or officer shall disclose in writing to the corporation, or request to have entered in the minutes of meetings of directors, the nature and extent of his interest forthwith after the director or officer becomes aware of the contract or proposed contract.

     (5) A director referred to in subsection (1) shall not vote on any resolution to approve the contract unless the contract is

                                                                    July 1, 1983

                                       20.

     (a) an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for the benefit of the corporation or an affiliate,

     (b) a contract relating primarily to his remuneration as a director, officer, employee or agent of the corporation or an affiliate,

     (c)  a contract for indemnity or insurance under section 119, or

     (d)  a contract with an affiliate.

     (6) For the purpose of this section, a general notice to the directors by a director or officer is a sufficient disclosure of interest in relation to any contract made between the corporation and a person in which the director has a material interest or of which he is a director or officer if

     (a) the notice declares he is a director or officer of or has a material interest in the person and is to be regarded as interested in any contract made or to be made by the corporation with that person, and states the nature and extent of his interest,

     (b)  at the time disclosure would otherwise be required under subsection
          (2), (3) or (4), as the case may be, the extent of his interest in that person is not greater than that stated in the notice, and

     (c) the notice is given within the 12-month period immediately preceding the time at which disclosure would otherwise be required under subsection (2), (3) or (4), as the case may be.

     (7) If a material contract is made between a corporation and one or more of its directors or officers, or between a corporation and another person

                                                                    July 1, 1983

                                       21.

of which a director or officer of the corporation is a director or officer or in which he has a material interest,

     (a) the contract is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract, and

     (b) a director or officer or former director or officer of the corporation to whom a profit accrues as a result of the making of the contract is not liable to account to the corporation for that profit by reason only of holding office as a director or officer, if the director or officer disclosed his interest in accordance with subsection
(2), (3), (4) or (6), as the case may be, and the contract was approved by the directors or the shareholders and it was reasonable and fair to the corporation at the time it was approved.

     (8) If a director or officer of a corporation fails to disclose his interest in a material contract in accordance with this section, the Court may, on the application of the corporation or a shareholder of the corporation, set aside the contract on any terms it thinks fit.

     (9)  This section is subject to any unanimous shareholder agreement.

Officers - Appointment
----------------------

116. Subject to the articles, the by-laws or any unanimous shareholder agreement,

     (a) the directors may designate the offices of the corporation, appoint as officers individuals of full capacity, specify their duties and delegate to them powers to manage the business

                                                                    July 1, 1983

                                       22.

          and affairs of the corporation, except powers to do anything referred to in section 110(3),

     (b)  a director may be appointed to any office of the corporation, and

     (c)  2 or more offices of the corporation may be held by the same person.

Directors and Officers - Duty of Care
-------------------------------------

117. (1) Every director and officer of a corporation in exercising his powers and discharging his duties shall

     (a) act honestly and in good faith with a view to the best interests of the corporation, and

     (b) exercise the care, diligence and skill that a reasonably prudent persons would exercise in comparable circumstances.

     (2) Every director and officer of a corporation shall comply with this Act, the regulations, articles, by-laws and any unanimous shareholder agreement.

     (3) Subject to section 140(7), no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with this Act or the regulations or relieves him from liability for a breach of that duty.

     (4) In determining whether a particular transaction or course of action is in the best interests of the corporation, a director, if he is elected or appointed by the holders of a class or series of shares or by employees or creditors or a class of employees or creditors, may give special, but not exclusive, consideration to the interests of those who elected or appointed him.

                                                                    July 1, 1983

                                       23.

Directors and Officers - Indemnification
----------------------------------------

119. (1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the corporation, and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     (2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set out in subsections (l)(a) and (b).

     (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

                                                                    July 1, 1983

                                       24.

     (a) was substantially successful on the merits in his defence of the action or proceeding,

     (b)  fulfils the conditions set out in subsection (l)(a) and (b), and

     (c)  is fairly and reasonably entitled to indemnity.

     (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

     (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

     (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

     (5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

     (6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Directors - Remuneration
------------------------

120. (1) Subject to the articles, the by-laws or any unanimous shareholder agreement, the directors of a corporation may fix the remuneration of the directors, officers and employees of the corporation.

                                                                    July 1, 1983

                                       25.

     (2) Disclosure of the aggregate remuneration of directors, the aggregate remuneration of officers and the aggregate remuneration of employees shall be made as prescribed.

Meetings of Shareholders - Place
--------------------------------

126. (1) Meetings of shareholders of a corporation shall be held at the place within Alberta provided in the by-laws or, in the absence of such provisions, at the place within Alberta that the directors determine.

     (2) Notwithstanding subsection (1), a meeting of shareholders of a corporation may be held outside Alberta if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside Alberta is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

Meetings of Shareholders - Participation by Telephone
-----------------------------------------------------

     (3) A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other if

     (a)  the by-laws so provide, or

     (b) subject to the by-laws, all the shareholders entitled to vote at the meeting consent,

and a person participating in such a meeting by those means is deemed for the purposes of this Act to be present at the meeting.

Meeting of Shareholders - Place
-------------------------------

     (4) Notwithstanding subsections (1) and (2), if the articles so provide, meetings of shareholders may

                                                                    July 1, 1983

                                       26.

be held outside Alberta at one or more places specified in the articles.

Meetings of Shareholders - Annual and Special Meetings
------------------------------------------------------

127. (1)  The directors of a corporation

     (a) shall call an annual meeting of shareholders to be held not later than 18 months after

          (i)  the date of its incorporation, or

          (ii) the date of its certificate of amalgamation, in the case of an amalgamated corporation,

          and subsequently not later than 15 months after holding the last preceding annual meeting, and

     (b)  may at any time call a special meeting of shareholders.

     (2) Notwithstanding subsection (l), the corporation may apply to the Court for an order extending the time in which the first or the next annual meeting of the corporation shall be held.

     (3) Notice of any application under subsection (2) by a distributing corporation shall be filed with the Commission.

     (4) If, on an application under subsection (2), the Court is satisfied that it is in the best interests of the corporation, the Court may extend the time in which the first or the next annual meeting of the corporation shall be held, in any manner and on any terms it thinks fit.

                                                                    July 1, 1983

                                       27.

Meetings of Shareholders - Record Date for Meetings
---------------------------------------------------

128. (2) For the purpose of determining shareholders entitled to receive notice of a meeting of share-holders, the directors may fix in advance a date as the record date for that determination of shareholders, but that record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held.

     (3)  If no record date is fixed,

     (a) the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be

          (i) at the close of business on the last business day preceding the day on which the notice is sent, or,

          (ii) if no notice is sent, the day on which the meeting is held,

          and

     (b) the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote, shall be at the close of business on the day on which the directors pass the resolution relating to that purpose.

     (4) If the directors of a distributing corporation fix a record date then, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fixed the record date, notice of the record date shall be given not less than 7 days before the date so fixed

                                                                    July 1, 1983

                                       28.

     (a) by advertisement in a newspaper published or distributed in the place where the corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded, and

     (b) by written notice to each stock exchange in Canada on which the shares of the corporation are listed for trading.

Meetings of Shareholders - Notice of Meetings
---------------------------------------------

129. (1) Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days and not more than 50 days before the meeting,

     (a)  to each shareholder entitled to vote at the meeting,

     (b)  to each director, and

     (c)  to the auditor of the corporation.

     (2) Notwithstanding section 246 (3), a notice of a meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with section 246(1) is deemed to be sent to the shareholder on the day on which it is deposited in the mail.

     (3) A notice of a meeting is not required to be sent to shareholders who were not registered on the records of the corporation or its transfer agent on the record date determined under section 128(2) or (3), but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

Meetings of Shareholders - Adjournment
--------------------------------------

     (4) If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary, unless the by-laws otherwise provide, to give notice of the adjourned meeting, other than by announcement at the time of an adjournment.

                                                                    July 1, 1983

                                       29.

     (5) If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, section 143(1) does not apply.

Meetings of Shareholders - Notice of Business
---------------------------------------------

     (6) All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

     (7) Notice of a meeting of shareholders at which special business is to be transacted shall state

     (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment on that business, and

     (b)  the text of any special resolution to be submitted to the meeting.

Meetings of Shareholders - Waiver of Notice
-------------------------------------------

130. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and attendance of the shareholder or other person at a meeting of Shareholders is a waiver of notice of the meeting, except when he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Meetings of Shareholders - Shareholders List
--------------------------------------------

132. (1) A corporation having more than 15 shareholders entitled to vote at a meeting of shareholders shall prepare a list of shareholders entitled to receive

                                                                    July 1, 1983

                                       30.

notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder,

     (a) if a record date is fixed under section 128(2), not later than 10 days after that date, or

     (b)  if no record date is fixed,

          (i) at the close of business on the last business day preceding the day on which the notice is given, or

          (ii) if no notice is given, on the day on which the meeting is held.

     (2) If a corporation fixes a record date under section 128(2), a person named in the list prepared under subsection (l)(a) is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that

     (a) the person has transferred the ownership of any of his shares after the record date, and

     (b)  the transferee of those shares

          (i)  produces properly endorsed share certificates, or

          (ii) otherwise establishes that he owns the shares,

          and demands, not later than 10 days before the meeting, or any shorter period before the meeting that the by-laws of the Corporation may provide, that his name be included in the list before the meeting, in which case the transferee is entitled to vote his shares at the meeting.

                                                                    July 1, 1983

                                       31.

     (3) If a corporation does not fix a record date under section 128(2), a person named in a list prepared under subsection (l)(b)(i) is entitled to vote the shares shown opposite his name at the meeting to which the list relates except to the extent that

     (a) the person has transferred the ownership of any of his shares after the date on which a list referred to in subsection (l)(b)(i) is prepared, and

     (b)  the transferee of those shares

          (i)  produces properly endorsed share certificates, or

          (ii) otherwise establishes that he owns the shares,

          and demands, not later than 10 days before the meeting or any shorter period before the meeting that the by-laws of the corporation may provide, that his name be included in the list before the meeting, in which case the transferee is entitled to vote his shares at the meeting.

Meetings of Shareholders - Quorum
---------------------------------

133. (1) Unless the by-laws otherwise provide, a quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holder or holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

     (2) If a quorum is present at the opening of a meeting of shareholders, the shareholders present may, unless the by-laws otherwise provide, proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

                                                                    July 1, 1983

                                       32.

     (3) If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

     (4) If a corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

Meetings of Shareholders - Right to Vote
----------------------------------------

134. (1) Unless the articles otherwise provide, each share of a corporation entitles the holder of it to one vote at a meeting of shareholders.

     (2) If a body corporate or association is shareholder of a corporation, the corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the corporation.

     (3) An individual authorized under subsection (2) may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

     (4) Unless the by-laws otherwise provide, if 2 or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the other vote the shares, but if 2 or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

Meetings of Shareholders - Voting Procedure
-------------------------------------------

135. (1) Unless the by-laws otherwise provide, voting at a meeting of shareholders shall be by show of hands except when a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting.

                                                                    July 1, 1983

                                       33.

     (2) A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by show of hands.

Meetings of Shareholders - Resolution in Lieu of Meeting
--------------------------------------------------------

136. (1) A resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders.

     (2) A resolution in writing dealing with all matters required by this Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of this Act relating to meetings of shareholders.

Meeting of Shareholders - Proxies
---------------------------------

142. (1) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder and one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

     (2) A proxy shall be executed by the shareholder or by his attorney authorized in writing.

     (3) A proxy is valid only at the meeting in respect of which it is given or any adjournment of that meeting.

     (4)  A shareholder may revoke a proxy

     (a) by depositing an instrument in writing executed by him or by his attorney authorized in writing

                                                                    July 1, 1983

                                       34.

          (i) at the registered office of the corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, at which the proxy is to be used, or

          (ii) with the chairman of the meeting on the day of the meeting or an adjournment of the meeting, or

     (b)  in any other manner permitted by law.

     (5) The directors may specify in a notice calling a meeting of shareholders a time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting before which time proxies to be used at the meeting must be deposited with the corporation or its agent.

Notices - To Directors and Shareholders
---------------------------------------

246. (1) A notice or document required by this Act, the regulations, the articles or the by-laws to be sent to a shareholder or director of a corporation may be sent by mail addressed to, or may be delivered personally to,

     (a) the shareholder at his latest address as shown in the records of the corporation or its transfer agent, and

     (b) the director at his latest address as shown in the records of the corporaiton or in the last notice filed under section 101 or 108.

     (2) For the purpose of the service of a notice or document, a director named in a notice sent by a corporation to the Registrar under section 101 or 108 and filed by the Registrar is presumed to be a director of the corporation referred to in the notice.

                                                                    July 1, 1983

                                       35.

     (3) A notice or document sent by mail in accordance with subsection (1) to a shareholder or director of a corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.

     (4) If a corporation sends a notice or document to a shareholder in accordance with subsection (1) and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the corporation is not required to send any further notices or documents to the shareholder until he informs the corporation in writing of his new address.

Notices - To Corporation
------------------------

247. (1) A notice or document required or permitted to be sent to or served on a corporation may be

     (a)  delivered to its registered office, or

     (b)  sent by registered mail to

          (i)  its registered office, or

          (ii) the post office box designated as its address for service by mail,

     as shown in the last notice filed under section 19.

     (2) A notice or document sent by registered mail to the corporation in accordance with subsection (l)(b) is deemed to be received or served at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the corporation did not receive the notice or document at that time or at all.

                                                                    July 1, 1983

                                      36.

Notices - Waiver of Notice
--------------------------

248. If a notice or document is required by this Act or the regulations to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.

                                                                    July 1, 1983